Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

by and among

BENEFIT STREET PARTNERS REALTY TRUST, INC.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

Schedule A — List of Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Schedule C — Operating Subsidiaries

Schedule D — Investor Information Questionnaire

Schedule E — Joinder Agreement

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of February [ ], 2018 (this “Agreement”), is by and among BENEFIT STREET PARTNERS REALTY TRUST, INC., a Maryland corporation (the “Company”), and each of the purchasers listed on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, shares of common stock of the Company, $0.01 par value (the “Common Stock”) in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“1940 Act” has the meaning specified in Section 3.15.

“Affiliate” has the meaning specified in the Securities Act.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Agreements and Instruments” has the meaning specified in Section 3.12.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Charter” means the Articles of Amendment and Restatement of Benefit Street Partners Realty Trust, Inc., effective as of August 16, 2017.

“Close Associate of a Senior Foreign Political Figure” means a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

“Closing” has the meaning specified in Section 2.2.

“Committed Shares” means, with respect to a particular Purchaser, the number of shares set forth opposite such Purchaser’s name under the column titled “Committed Shares” set forth on Schedule A, as adjusted after each Closing for any purchases of shares from such Purchaser at such Closing. No Purchaser will have any obligations to acquire any Committed Shares not purchased by the Company pursuant to Section 2.2 of this Agreement after the End Date.

“Commitment Period” means the twelve (12) month period commencing as of the date of this Agreement and ending on February [ ], 2019.

“Commission” means the United States Securities and Exchange Commission.

1

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Common Stock Price” means a 10% discount to the GAAP book value per share of the Common Stock (“Book Value”) as of December 31, 2017, as calculated based on the Company’s Form 10-K for the year ended December 31, 2017 as filed with the Commission.1 In the event of a Closing prior to the filing of such Form 10-K, the parties agree that “Common Stock Price” used to determine the funding at such Closing will be the Company’s reasonable estimate of a 10% discount to Book Value as of December 31, 2017, and that the parties will make any reconciling adjustments within five Business Days of the filing of the Company’s Form 10-K to address differences between the estimated and the actual amount paid at such Closing based on the final Book Value as of December 31, 2017, as calculated based on the Form 10-K. The Common Stock Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Common Stock of the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number shares of Common Stock outstanding after the date hereof and prior to any Closing.

“Company” has the meaning specified in the preamble to this Agreement.

“Company Entities” has the meaning specified in Section 3.12.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” has the meaning specified in Section 3.1.

“End Date” means February [ ], 2020, which is the date that is twelve (12) months after the end of the Commitment Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Act Regulations” has the meaning specified in Section 3.14.

“FATCA” means (a) Sections 1471 to 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes; (b) the intergovernmental agreement entered into between the Cayman Islands Government and the Government of the United States on 29 November 2013 (“US IGA”), to give effect to the U.S. Foreign Account Tax Compliance Act and Rules promulgated thereunder, the intergovernmental agreement entered into between the Cayman Islands Government and the United Kingdom on 5 November 2013 (“UK IGA”) and, together with the US IGA, the “IGAs”) and any intergovernmental agreement, treaty, regulation, guidance or other agreement between the Cayman Islands Government (or any Cayman Islands government body) and the US, UK or any other participating jurisdiction (including any government bodies in such jurisdiction), entered into in order to comply with, facilitate, supplement, implement or give effect to: (i) the legislation, regulations or guidance described above; or (ii) any similar regime, including any automatic exchange of information regime arising from or in connection with the OECD Common Reporting Standard (“CRS”); and (c) any legislation, regulations or guidance in the Cayman Islands that gives effect to the matters outlined in the preceding paragraph (i) including without limitation the Tax Information Authority (International Tax Compliance) (United States of America) Regulations, 2014 (“US FATCA Regulations”), the Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014 (“UK FATCA Regulations”), the Tax Information Authority (International Tax Compliance) (Common Reporting Standard) Regulations, 2015 (“CRS Regulations”) and, together with the US FATCA Regulations and UK FATCA Regulations, the “Cayman Regulations”) and the Guidance Notes on the International Tax Compliance Requirements of the Intergovernmental Agreements Between the Cayman Islands and the United States of America and the United Kingdom, as amended from time to time, and any further guidance issued in relation to the CRS Regulations (“Cayman Guidance Notes”).

1 For illustrative purposes only, a 10% discount to the GAAP book value per share of the Common Stock as of September 30, 2017 is $17.16 (i.e. 10% discount to $19.07).

2

“Foreign Shell Bank” means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. A “Foreign Bank” means an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank. “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities. “Regulated Affiliate” means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

“GAAP” has the meaning specified in Section 3.3.

“Governmental Entity” has the meaning specified in Section 3.12.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Joinder Agreement” means the form of joinder agreement to this Agreement attached as Schedule E.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity Event” is any of the following: (i) the listing of the Common Stock on a national securities exchange or quotation on an electronic inter-dealer quotation system (a “Listing Event”); (ii) a merger or business combination involving the Company pursuant to which outstanding shares of the Common Stock are exchanged for securities of another company which are listed on a national securities exchange or quoted on an electronic inter-dealer quotation system; or (iii) the approval of a plan of liquidation of the Company.

“Material Adverse Effect” means a material adverse effect on the management, condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism or (z) any change in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

3

“Non-Cooperative Jurisdiction” means any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

“Operating Subsidiary” means each of the entities listed on Schedule C hereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Prohibited Purchaser” means a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser at a particular Closing, an amount equal to the shares to be settled for the account of such Purchaser at such Closing multiplied by the Common Stock Price.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares identified by the Company in a notice of Closing provided to such Purchaser in accordance with Section 2.2 of this Agreement; provided, however, that the Purchased Shares shall be allocated pro rata in amounts that are proportionate to the Committed Shares of each Purchaser, as reflected on Schedule A hereto; provided, further, that the aggregate number of Purchased Shares for a Purchaser for all Closings shall not exceed the Committed Shares of such Purchaser.

“Purchaser” and “Purchasers” means each Person identified on Schedule A and each such other Person that has executed a Joinder Agreement. During the Commitment Period, the Company may enter into one or more Joinder Agreements to include additional Persons as Purchasers and will update Schedule A accordingly to reflect any such additional Purchasers.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof, each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at one or more closings as set forth in Section 2.2 of this Agreement, its respective Committed Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Common Stock Price for each Purchased Share. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser its respective Purchased Shares at the Common Stock Price for each Purchased Share.

Section 2.2 Closings. Pursuant to the terms of this Agreement, the settlement of the purchase and sale of any Purchased Shares will occur at one or more closings, the timing of which will be determined in the sole discretion of the Company (each, a “Closing”), subject to the provisions of this Agreement. From the date of this Agreement to the End Date, a Closing with respect to the Committed Shares of each Purchaser shall occur upon the Company providing such Purchaser written notice at least five (5) business days in advance of the date of such Closing (the “Closing Date”), which such notice shall identify the amount of Committed Shares to be sold by the Company to such Purchaser and settled at such Closing (the “Purchased Shares”), and the Closing Date. The amount of Purchased Shares to be sold to each Purchaser at a Closing will be determined by the Company on a pro rata basis, based on the remaining Committed Shares of all Purchasers, as reflected on Schedule A, as of the date of such Closing. The parties agree that the Closings may occur via delivery of electronic mail transmissions, .pdf transmissions, facsimiles or photocopies of this Agreement and the closing deliverables contemplated hereby. The Closings shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, District of Columbia 20004 at 10:00 a.m. (Eastern Time) on the applicable day, or at such other time as the Company and the Purchasers determine. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at a Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of Purchased Shares at a Closing shall be subject to the satisfaction on or prior to such Closing of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares at such Closing, in whole or in part, to the extent permitted by applicable Law):

(a)       the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing;

(b)       (i) the representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

5

(c)       the Company shall have delivered, or caused to be delivered, to such Purchaser the Company’s closing deliverables described in Section 2.5.

Section 2.4 Company’s Conditions. The obligation of the Company to consummate the issuance and sale of Purchased Shares to each Purchaser at a Closing shall be subject to the satisfaction on or prior to such Closing of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)       (i) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing and (ii) all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b)       such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing; and

(c)       such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliverables described in Section 2.6.

Section 2.5 Deliverables by the Company. Upon the terms and subject to the conditions of this Agreement, at a Closing the Company will deliver (or cause to be delivered) the following:

(a)        evidence of the shares settled at such Closing credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of any Liens, other than transfer restrictions under the Company’s Charter and applicable federal and state securities laws;

(b)       with respect to the first Closing, a certificate of the Maryland State Department of Assessments and Taxation, dated as of a recent date, to the effect that the Company is in good standing;

(c)       a cross receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser with respect to the shares settled at such Closing; and

(d)       with respect to the first Closing, a certificate of the Secretary of the Company, certifying as to (1) the Charter and bylaws of the Company, (2) resolutions of the board of directors of the Company, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Purchased Shares and (3) the incumbency of the officers authorized to execute this Agreement, setting forth the name and title and bearing the signatures of such officers.

Section 2.6 Purchaser Deliverables. Upon the terms and subject to the conditions of this Agreement, at a Closing, each Purchaser will deliver (or cause to be delivered) the following:

6

(a)       the Purchase Price payable by such Purchaser, by wire transfer of immediately available funds to an account designated by the Company;

(b)       with respect to a Purchaser’s first Closing, a Form W-9 executed by such Purchaser, or, for any non-U.S. Purchaser, the applicable Form W-8 for such non-U.S. Purchaser with any required attachments; and

(c)       a cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received the shares settled at such Closing from the Company.

Section 2.7 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Company with respect to the other Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Accurate Disclosure. All forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, prior to the date hereof, collectively, the “Company SEC Documents”) have been filed with the Commission. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

Section 3.2 Independent Accountants. KPMG LLP and Ernst & Young LLP, accountants who have reviewed and/or certified the financial statements included in the Company SEC Documents, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

7

Section 3.3 Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements of the Company, included in the Company SEC Documents, together with the related schedules and notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the Company, at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. Except as included therein, no historical financial statements or supporting schedules are required to be included or incorporated by reference in the Company SEC Documents under the Securities Act, the Securities Act Regulations, the Exchange Act, or the Exchange Act Regulations. All disclosures contained in the Company SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated by the Commission, to the extent applicable.

Section 3.4 No Material Adverse Change in Business. Since September 30, 2017, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.5 Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.6 Good Standing of Subsidiaries. Each Operating Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to conduct its business as described in the Company SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The only subsidiaries of the Company are the Operating Subsidiaries.

Section 3.7 Authorization of the Common Stock. The Common Stock to be purchased from the Company has been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. No holder of Common Stock will be subject to personal liability by reason of being such a holder.

Section 3.8 No Preemptive or Registration Rights. Except as contained in the Charter or described in the Company SEC Documents, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, or (B) outstanding options or warrants to purchase any securities of the Company. Except as provided for in this Agreement or described in the Company SEC Documents, the issuance or sale of the Common Stock as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Common Stock or other securities of the Company, except such rights as have been waived or satisfied.

Section 3.9 Description of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Company SEC Documents and such description conforms to the rights set forth in the instruments defining the same.

8

Section 3.10 Authorization of Agreement; Enforceability. The Company has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.11 Authorization of Transactions. As of each Closing, all corporate action required to be taken by the Company or any of its partners for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by the Agreement, shall have been validly taken.

Section 3.12 Absence of Violations, Defaults and Conflicts. None of the Company and the Operating Subsidiaries (collectively, the “Company Entities”) is (A) in violation of its organizational documents, (B) in violation or breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such Company Entity is a party or by which it may be bound or to which any of the properties or assets of any of the Company Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Company Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, whether with or without the giving of notice or passage of time or, require consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such actions (i) result in any violation of the provisions of the organizational documents of any of the Company Entities, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities pursuant to, or require the consent of any other party to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company Entities.

Section 3.13 Absence of Proceedings. Except as disclosed in the Company SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect its assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

9

Section 3.14 Accounting Controls. The Company Entities maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company SEC Documents, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. “Material Weakness” has the meaning set forth under Rule 1-02 of Regulation S-X promulgated by the Commission.

Section 3.15 Investment Company Act. None of the Company Entities are required, and upon the issuance and sale of the Common Stock as herein contemplated and the application of the net proceeds therefrom as described in the confidential offering memorandum relating to the private placement of the Common Stock in connection with this Agreement, dated as of the date hereof, under the caption “Use of Proceeds,” none of the Company Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 3.16 No General Solicitation; No Advertising. The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.17 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of Purchased Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.18 No Integration. Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of Purchased Shares in a manner that would require registration under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own its assets and to conduct its business as currently conducted, except as would not prevent the consummation of the transactions contemplated by this Agreement.

10

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitutes the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of Purchased Shares or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or similar fees or commissions incurred by such Purchaser in connection with the purchase of Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5 Investment. The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are institutional “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under an exemption from applicable federal or state registration requirements (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

11

Section 4.6 Nature of Purchaser.

(a)       Such Purchaser represents and warrants to the Company that, (a) it is (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (2) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act purchasing Common Stock for its own account (or accounts managed by it) and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(b)       Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser. Such Purchaser or its Representatives has or have been afforded the full opportunity to ask questions of and receive answers from the Company or its Representatives and no statement or printed material which is contrary to the Company SEC Documents has been made or given to the purchaser by or on behalf of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Purchaser understands and acknowledges that its purchase of the Purchased Shares involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.

Section 4.7 Restricted Securities. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8 Reliance Upon such Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.9 Legend; Restrictive Notation. Such Purchaser understands that any certificates evidencing the Purchased Shares and the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares will bear the legend or restrictive notation required by the Charter of the Company as well as the following legend or restrictive notation: “These securities have not been registered under the Securities Act. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and, in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

12

Section 4.10 Company Information. Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Section 4.11 Anti-Money Laundering. Such Purchaser hereby acknowledges the Company’s, intention to comply with all applicable laws concerning money laundering, terrorism and related activities, including, without limitation, the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (“PATRIOT Act”). In furtherance of such efforts, such Purchaser hereby represents, warrants, and agrees that, to the best of such Purchaser’s knowledge based on reasonable diligence and investigation:

(a)       none of the Purchaser’s past or future capital contributions to the Company (whether payable in cash or otherwise) have been or shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations;

(b)       none of the Purchaser’s past or future capital contributions to the Company will cause the Company or any of their personnel to be in violation of United States federal or other anti-money laundering laws, including without limitation the United States Bank Secrecy Act (31 U.S.C. § 5311, et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder;

(c)       to the best of its knowledge, none of (A) the Purchaser, (B) any person controlling or controlled by the Purchaser, (C) if the Purchaser is a privately held entity, any person having a beneficial interest in the Purchaser, or (D) any person for whom the Purchaser is acting as agent or nominee in connection with this investment, is, in the case of each of the foregoing, an individual, entity, country or territory named on an U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list, is located in a country or territory named on an OFAC list or is a person or entity prohibited under the OFAC programs;

(d)       when requested by the Company the Purchaser will provide any and all additional information that the Company deems necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company may request additional documentation and information to verify the identity of the Purchaser. The Purchaser acknowledges and agrees that the Purchaser will not be in compliance with this Agreement until such time as the Company has received and is satisfied with all the information and documentation requested to verify the Purchaser’s identity;

(e)       the Purchaser shall promptly notify the Company in the event that any of the foregoing representations cease to be true and accurate regarding the Purchaser; and

(f)       the Purchaser will immediately notify the Company if Purchaser is or Purchaser knows, or has reason to suspect, that one of the Purchaser’s underlying beneficial owners is:

13

(i)       a Prohibited Purchaser;

(ii)       a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(iii)       a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

(iv)       a person or entity who gives a Purchaser a reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

Such Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may, to the fullest extent permitted by law, undertake appropriate actions, and such Purchaser agrees to cooperate with such actions, to ensure continued compliance with applicable laws or regulations. The Purchaser further understands and agrees that the Company may release confidential information about such Purchaser (and, if applicable, any underlying beneficial owners of such Purchaser) to appropriate authorities if the Company determines that it is in the Company’s best interests to do so in light of applicable laws and regulations.

Section 4.12 FATCA. Such Purchaser acknowledges and agrees that:

(a)       the Company may take such actions as it determines necessary or appropriate to comply with FATCA;

(b)       it will furnish the Company with such information, documentation and certifications as the Company may request to comply with the regulations governing FATCA and the obligations of withholding tax agents; any such forms or documentation requested by the Company pursuant to this paragraph (b), or any financial or account information with respect to the Purchaser’s investment in the Company, may be disclosed to the Cayman Islands Tax Information Authority (or any other Cayman Islands governmental body which collects information in accordance with FATCA) and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to the Company;

(c)       it waives, and/or shall cooperate with the Company to obtain a waiver of, the provisions of any law which:

(i)       prohibit the disclosure by the Company, or by any of its agents, of the information or documentation requested from the Purchaser pursuant to paragraph (b) above;

(ii)       prohibit the reporting of financial or account information by the Company or its agents required pursuant to FATCA; or

14

(iii)       otherwise prevent compliance by the Company with its obligations under FATCA.

Such Purchaser hereby indemnifies the Company for any loss or liability arising in whole or in part from the Purchaser’s failure to establish that payments and allocations to it are exempt from withholding under FATCA. This indemnification shall survive indefinitely. Notwithstanding any provision to the contrary contained in this Agreement, each of the Affiliates of the Company may enforce directly its rights pursuant to this Section 4.12 of this Agreement subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Law, 2014, as amended, modified, re-enacted or replaced, or any law having similar effect. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including any Affiliate of the Company) is not required for any variation of, amendment to, or release, rescission, or termination of, this Agreement.

Section 4.13 Share Repurchase Programs. Such Purchaser acknowledges and agrees that until three years from the date of this Agreement (or for a Purchaser executing the Joinder Agreement, the date of the Joinder Agreement) it shall not participate in the Company’s amended and restated share repurchase program, which became effective on February 28, 2016, or any subsequent program pursuant to which the Company repurchases Common Stock from Company stockholders.

Section 4.14 Lock-Up. Any Purchaser owning more than 5% of the Common Stock outstanding as of the date of any underwritten public offering of securities of the Company agrees to execute a customary lock-up agreement for the benefit of the underwriters upon the request of the Company and a managing underwriter, which will provide that the Purchaser will not effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any securities of the same class as those to be distributed by the underwriters in such public offering that are owned by the Purchaser, and will not effect any sale or distribution of other securities convertible into or exchangeable or exercisable for securities of such class (in each case, other than as part of such underwritten public offering) during such period as the managing underwriter may require, not to exceed one hundred eighty (180) calendar days after the sale of such underwritten securities with respect to a public offering occurring within sixty (60) calendar days of the Listing Event, or ninety (90) calendar days for underwritten public offerings thereafter (or such other period as may be requested by the Company or the managing underwriter to comply with regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in Rule 2711(f)(4) of the Financial Industry Regulatory Authority, or any successor provisions or amendments thereto).

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Shares. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement. Each Purchaser agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities laws, rules. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that, the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. The Company shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Purchaser to ensure that the Purchased Shares are validly and effectively issued to such Purchaser and that such Purchaser’s ownership of the Purchased Shares following each Closing is accurately reflected on the appropriate books and records of the Company’s transfer agent.

15

Section 5.2 Registration Rights. The Company agrees that to the extent that a Purchaser is not able to resell Purchased Shares pursuant to an exemption from registration under the Securities Act, then the Company will use its reasonable best efforts to file a registration statement under the Securities Act that registers the resale of the Purchased Shares held by such Purchaser within 180 days following a Listing Event and to cause such registration statement to be declared effective under the Securities Act as soon as practicable.

Section 5.3 Liquidity Event. The Company agrees to consummate a Liquidity Event of 100% of the shares of Common Stock within three years of the date of this Agreement, unless a majority of the independent directors of the Company’s board of directors determine that at that time a Liquidity Event would be detrimental to the Company’s shareholders, in which case the Company will consummate a Liquidity Event as soon as the board of directors determines a Liquidity Event would not be detrimental.  The board of directors will provide Purchasers an explanation of the reasons for any determination that a Liquidity Event would be detrimental.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 6.1. The maximum liability of the Company for any indemnification of any Purchaser and its respective Purchaser Related Parties pursuant to this Section 6.1 shall not exceed the aggregate Purchase Price paid by such Purchaser at all Closings.

16

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Company Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. The maximum liability of any Purchaser for any indemnification of the Company and the Company Related Parties pursuant to this Section 6.2 shall not exceed the aggregate Purchase Price paid by such Purchaser at all Closings.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

17

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. Subject to Section 7.1, and except as otherwise provided herein, the representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months following the End Date. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI, Section 4.13 and Section 4.14 shall remain operative and in full force and effect unless such obligations are expressly terminated in writing by the parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a)       Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)       Amendments and Waivers. Except as otherwise provided herein, including Section 7.13, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

18

Section 7.4 Binding Effect; Assignment.

(a)       Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)       Assignment of Rights. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser without the written consent of the Company.

Section 7.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to Benefit Street Partners Realty Trust, Inc.:

9 West 57th Street, Suite 4920

New York, New York 10019

Attention: Secretary

Phone: (212) 588-6770

With a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Michael E. McTiernan

Facsimile: (202) 637-5684

Email: Michael.McTiernan@hoganlovells.com

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

19

Section 7.7 Removal of Legend. In connection with a sale of the Purchased Shares by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Company a customary broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.9, and the Company shall bear all costs associated therewith. After any Purchaser or its permitted assigns have held the Purchased Shares for six months, if the book-entry account of such Purchased Shares still bears the notation of the restrictive legend referred to in Section 4.9, the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.9 from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Shares have been held.

Section 7.8 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Termination.

(a)       Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to any Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Entity of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

20

(b)       In the event of the termination of this Agreement as provided in this Section 7.11, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Company and the covenants in Section 4.13 and Section 4.14; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.12 Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to a Closing.

Section 7.13 Joinder. The representations, warranties, covenants and commitments made by the Company for the benefit of a Purchaser in this Agreement shall apply equally to any Purchaser that executes a Joinder Agreement subsequent to the date of this Agreement.

[Signature pages follow]

21

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:

Name:	Jerome S. Baglien

Title:	Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

[Name of Purchaser:]

By: [Name of General Partner or Manager (if applicable)]

By: (Signature of Authorized Person)

Name:

Title

[Signature Page to Purchase Agreement]

Schedule A – List of Purchasers and Commitment Amounts

(As updated from time to time to reflect persons executing a Joinder Agreement)

Purchaser	Committed Shares
[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

Total	[ ]

Schedule B – Notice and Contact Information of Purchasers

(As updated from time to time to reflect persons executing a Joinder Agreement)

Purchaser	Contact Information
[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

Schedule C – Operating Subsidiaries

Benefit Street Partners Realty Trust, Inc.

Benefit Street Partners Realty Operating Partnership, L.P.

Benefit Street Partners Realty Trust TRS, LLC

BSPRT Finance, LLC

BSPRT Counterparty, LLC

BSPRT Finance Sub-Lender I, LLC

BSPRT Finance Sub-Lender II, LLC

Benefit Street Partners Realty Trust LP, LLC

BSPRT GS Loan, LLC

BSPRT High Yield Securities, LLC

BSPRT JPM Loan, LLC

BSPRT USB Loan, LLC

BSPRT BB Loan, LLC

BSPRT PWB Loan, LLC

BSPRT CS Loan, LLC

RFT 2015-FL1 Seller, LLC

RFT 2015-FL1 Holder, LLC

RFT 2015-FL1 Issuer, Ltd.

RFT 2015-FL1 Co-Issuer, LLC

BSPRT 2017-FL1 Seller, LLC

BSPRT 2017-FL1 Holder, LLC

BSPRT 2017-FL1 Issuer, Ltd.

BSPRT 2017-FL1 Co-Issuer, LLC

BSPRT 2017-FL2 Seller, LLC

BSPRT 2017-FL2 Holder, LLC

BSPRT 2017-FL2 Issuer, Ltd.

BSPRT 2017-FL2 Co-Issuer, LLC

Schedule D – Investor Information Questionnaire

Benefit Street Partners Realty Trust, Inc.

INVESTOR INFORMATION

Please provide each of the following items of information:

1.	Exact Account Registration Name
2.	Account Address (full company name, street address, city)
3.	State
4.	Country
5.	Postal Code
6.	Employee ID (optional)
7.	Taxpayer ID (optional)
8.	Covered Security (for purposes of IRS cost basis reporting)? C=Covered, N= Non-covered
9.	Contact person
10.	E-mail Address for contact person
11.	Phone Number for contact person
12.	Notice Address (company, street, city state, postal code)
13.	Fax Number for Notices

Schedule E – Form of Joinder Agreement

JOINDER AGREEMENT

[_______], 2018

The undersigned (the “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of (to the extent such Joining Party is not already) a “Purchaser” under that certain Purchase Agreement, dated as of [ ], 2018, by and among Benefit Street Partners Realty Trust, Inc. (the “Company”) and the Purchasers named on Schedule A thereto, as may be amended from time to time in accordance with its terms (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Accordingly, the Joining Party, by its execution of this Joinder Agreement, hereby:

(a)	acknowledges, agrees and confirms that the Joining Party will be, to the extent such Joining Party is not already, deemed to be a party to the Purchase Agreement and shall have all of the obligations of a “Purchaser” thereunder as if it had executed the Purchase Agreement, effective as of the date this Joinder Agreement is accepted by the Company;

(b)	ratifies and agrees to be bound by and subject to all of the terms, provisions and conditions contained in the Purchase Agreement;

(c)	makes the representations and warranties set forth in Article 4 of the Purchase Agreement including, without limitation, the representation that the Joining Party is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of the Securities Act;

(d)	acknowledges, agrees and confirms that the Joining Party resides in or, if the Joining Party is an entity, has its principal place of business located in, the state referenced in the address set forth on the signature page hereto;

(e)	authorizes the Company to append this Joinder Agreement as a counterpart signature page to the Purchase Agreement, to the extent necessary;

(f)	ratifies and agrees to the Joining Party’s Commitment Shares set forth on the Joining Party’s signature page hereto;

(g)	agrees and acknowledges that Schedule A to the Purchase Agreement will be amended solely by the Company to include the Committed Shares of the Joining Party, and a copy of such Schedule A as amended will be provided to the Joining Party upon request; and

(h)	agrees and acknowledges that Schedule B to the Purchase Agreement will be amended solely by the Company to include the notice and contact information of the Joining Party, and a copy of such Schedule B as amended will be provided to the Joining Party upon request.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Joining Party has duly executed this Joinder Agreement as of the date first written above.

JOINING PARTY:

[_______]

Address:

[______]

[______]
[______]

[______]

Email: [______]

Committed Shares:

Agreed and acknowledged:

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:

Name:

Title: